EXHIBIT 10.19


                    Amendment and Consent Agreement No. 5 for
                           Participation Agreement and
                       Certain Other Operative Agreements


         THIS AMENDMENT AND CONSENT AGREEMENT (the "Amendment Agreement") is made and entered into as of the 1st day of December, 2000, by and among AVIATION SALES COMPANY, a Delaware corporation ("Aviation Sales"), as Construction Agent (the "Construction Agent"); AVIATION SALES COMPANY, as Lessee (the "Lessee"); FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually, except as expressly stated in the Operative Agreements, but solely as Owner Trustee under the Aviation Sales Trust 1998-1 (the "Owner Trustee"); BANK OF AMERICA, N.A., successor to NationsBank, National Association ("Bank of America"), as a Holder and as a Lender; BANK OF AMERICA, N.A., successor to NationsBank, National Association, as Administrative Agent (the "Agent"); each of the holders party to the Trust Agreement (defined below) (the "Holders"); each of the Lenders party to the Credit Agreement (defined below)(the "Lenders"); and each of the Guarantors party to the Guaranty Agreement (defined below).

                                W I T N E S S E T H:

         WHEREAS, the Construction Agent, the Lessee, the Owner Trustee, the Agent, the Lenders and the Holders have entered into the Participation Agreement dated as of December 17, 1998 (as amended, the "Participation Agreement"); and

         WHEREAS, the Owner Trustee, the Lenders and the Agent have entered into the Credit Agreement dated as of December 17, 1998 (as amended, the "Credit Agreement"); and

         WHEREAS, the Owner Trustee and the Lessee have entered into the Lease Agreement dated as of December 17, 1998 (as amended, the "Lease" or "Lease Agreement"); and

         WHEREAS, Aviation Sales, Subsidiaries of Aviation Sales, and the Agent have entered into the respective Guaranty Agreements (Series A Obligations) dated as of December 17, 1998, February 18, 2000, March 31, 2000 or May 31, 2000, as the case may be, (collectively, as amended, the "Series A Guaranty Agreement"); and the Subsidiaries of Aviation Sales and the Owner Trustee have entered into the respective Guaranty Agreements (Lessee Obligations) dated as of December 17, 1998 February 18, 2000, March 31, 2000 or May 31, 2000, as the case may be, (collectively, as amended, the "Lessee Guaranty Agreement", and collectively with the Series A Guaranty Agreement and any other Guaranty Agreement (as defined in the Participation Agreement), the "Guaranty Agreement" or "Guaranty"); and

         WHEREAS, the Lessee desires to enter into certain transactions, including without limitation a sublease of a portion of the Property in Miramar, Florida, as described in Section 5 of this Amendment Agreement; and

         WHEREAS, the Lessee has requested the parties hereto to consent to such transactions and to amend the Lease Agreement and certain other Operative Agreements; and


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         WHEREAS, the parties hereto are willing to grant the consents set forth herein, and agree to the amendments to the Operative Agreements set forth herein, all subject to the terms and conditions set forth herein;

         NOW, THEREFORE, the Construction Agent, the Lessee, the Owner Trustee, the Holders, the Agent and the Lenders do hereby agree as follows:

         1. Definitions. The terms "Participation Agreement", "Credit Agreement", "Lease" and "Lease Agreement", as used herein and in the Operative Documents (as defined in the Participation Agreement) shall mean such agreements as hereby amended and modified, and as further amended, modified, supplemented or restated from time to time in accordance with the terms thereof. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Participation Agreement.

         2. Amendments to Participation Agreement. Subject to the conditions hereof, the Participation Agreement is hereby amended, effective as of the date hereof, as follows:

            (a) The last sentence of Section 5.6 of the Participation Agreement is amended by deleting the comma at the end of clause (y); deleting the symbol "(y)" before "the Total Commitment"; and deleting the clause "and
      (z) simultaneously with such reduction in Commitments and Holder Commitments, the amount of the Letter of Credit shall be reduced by an amount equal to the Funding Shortfall".

            (b) Section 10.3(h) of the Participation Agreement is amended in its entirety, so that as amended it reads as follows:

                  "(h) The Lessee and the Construction Agent agree that they shall, so long as any Commitment or Holder Commitment Exists, or any obligation remains unpaid under any Operative Agreements, maintain the Letter of Credit, in form and substance satisfactory to the Agent, securing the L/C Obligations (defined below) of the Lessee and the Construction Agent in an amount not less than $9,000,000. 'L/C Obligations' means, collectively, (A) any obligations of the Lessee or the Construction Agent under the Guaranty Agreement, (B) any payment identified as a payment pursuant to Section 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guaranty Amount (or any such lesser amount as may be required pursuant to such Section) in respect of the Properties, and (C) upon and during the continuation of an Event of Default, any obligations of the Lessee or the Construction Agent under any Operative Agreement. The parties hereto agree that the failure to maintain the Letter of Credit in the amount required by this Section 10.3(h) shall constitute an immediate and automatic Lease Event of Default, Credit Agreement Event of Default and Agency Agreement Event of Default."

            (c) Appendix A to the Participation Agreement is amended by adding each of the following


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      definitions, in the appropriate alphabetical order; each of the following definitions of any term replaces any previous definition of such term that may have appeared in the Participation Agreement:

                        " 'Amendment No. 5' shall mean that certain Amendment
                  and Consent Agreement No. 5 for Participation Agreement and Certain Other Operative Agreements, dated as of December 1, 2000, among the Construction Agent, the Lessee, the Owner Trustee, the Agent, the Lenders parties thereto and the Holders parties thereto."

                        " 'Assignment of Sublease' shall mean, the Assignment of
                  Lease dated as of December 1, 2000, among the Trustee, the Lessee, Bank of America as a Lender and Holder, and the Agent, as such agreement, may be amended, modified, restated or supplemented from time to time in accordance with the terms thereof."

                        " 'Citibank' shall mean Citibank, N.A."

                        " 'Letter of Credit' shall mean that certain standby
                  letter of credit dated December 19, 1989, issued by Citibank in favor of the Agent, securing the obligations of the Lessee and Construction Agent under the Operative Agreements, as such letter of credit may be amended, modified, restated or supplemented from time to time."

                        " 'KAV' shall mean KAV Inventory, LLC, a Delaware
                  limited liability company."

                        " 'KAV Credit Agreement' shall mean the Loan and
                  Security Agreement dated as of December 1, 2000, among KAV, the financial institutions party thereto from time to time, Bank of America, N.A., as agent and security trustee for such lenders, and Banc of America Securities LLC, as syndication agent, as such agreement may be amended, modified or restated from time to time."

                        " 'Kellstrom' shall mean Kellstrom Industries, Inc."

                        " 'Kellstrom Credit Agreement' shall mean the Amended
                  and Restated Loan and Security Agreement dated as of December 14, 1998, among Kellstrom and certain of its subsidiaries named therein, the financial institutions party thereto from time to time, Bank of America, N.A., as agent for such lenders, and Banc of America Securities LLC, as syndication agent, as such agreement may be amended, modified or restated from time to time."

                        " 'Kellstrom Sublease' shall mean that certain Lease
                  dated December 1, 2000, between Aviation Sales and Kellstrom, a copy of which is attached as Exhibit B to Amendment No. 5, as such Lease may be amended, modified or restated from time to time."


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            (d) The definition of "Operative Agreements" in Appendix A to the
      Participation Agreement is amended by inserting the phrase "the Assignment of Sublease," immediately after "the Letter of Credit,".

         3. Amendments to Credit Agreement. Subject to the conditions hereof, the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

            (a) Section 6(k) of the Credit Agreement is amended by deleting the phrase "or any sublease by Lessee permitted under Section 25.2(b) of the Lease".

         4. Amendments to Lease Agreement. Subject to the conditions hereof, the Lease Agreement is hereby amended, effective as of the date hereof, as follows:

            (a) Section 17.1 of the Lease Agreement is amended by deleting the word "or" at the end of subsection (o); deleting the comma at the end of subsection (p) and replacing it with a semi-colon; and inserting the following subsections (q) - (t) immediately after subsection (p):

                  "(q) the failure of the Lessee to give notice to the Agent and the Lessor of any "Event of Default" (as defined in the Kellstrom Sublease) within five (5) Business Days of the Lessee obtaining notice or actual knowledge of such "Event of Default";

                  "(r) the Kellstrom Sublease shall be amended, modified,
            supplemented or restated in any respect without the prior written consent of the Agent (in its sole discretion);

                  "(s) Kellstrom or the Lessee shall contend (or any court or
            Governmental Authority shall determine): (i) that the Kellstrom Sublease is not a "true lease" or "operating lease", or (ii) that the Kellstrom Sublease constitutes a loan agreement, sale agreement, finance lease or capital lease, or (iii) that the Kellstrom Sublease otherwise effectuates a sale, finance lease or capital lease of any Equipment, any Improvement, or any portion of any Property; or

                  "(t) the Lessee shall otherwise sell any Equipment, any
            Improvement or any other Property (whether pursuant to the Kellstrom Sublease or otherwise),"

         5. Proposed Transactions involving the Lessee, certain of its Subsidiaries, Kellstrom and KAV. Aviation Sales has informed the Owner Trustee, the Agent, the Lenders and the Holders of the desire of Aviation Sales and its wholly-owned Subsidiary, Aviation Sales Distribution Services Company ("Distribution") to sell substantially all of Distribution's assets in a series of transactions which are intended to constitute a single transaction and, in connection with which:

         (a)      Joint Venture.


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                  (i) Aviation Sales and Kellstrom Industries, Inc.
         ("Kellstrom") will organize a Delaware limited liability company to be known as KAV Inventory, LLC ("KAV") and each will make an initial contribution in the amount of $500 to the capital of KAV (such Investment by the Lessee being referred to as the "AVS/KAV Joint Venture Capital Investment") in return for a 50% equity interest therein as more particularly described in that certain Operating Agreement dated as of September 20, 2000 (the "Operating Agreement"),

                  (ii) Aviation Sales and Kellstrom agree to make, on a pari passu basis, certain loans to KAV to pay certain fees and expenses of KAV, as more particularly described in the Operating Agreement (such loans from Aviation Sales being collectively referred to as the "AVS/KAV Joint Venture Loans"), and

                  (iii) a Letter of Credit will be required to be issued under the Credit Agreement in the face amount of $8,500,000 naming the agent for lenders to KAV as beneficiary (the "KAV Letter of Credit") as part of the credit support required for KAV to be able to obtain certain financing to facilitate its acquisition of certain of the assets of Distribution as more particularly described below.

         (b)      Asset Dispositions.



                  (i) Caribe Aviation, Inc. ("Caribe") will transfer title to the Inventory identified on Schedule 6.14(a) to the "Inventory Purchase Agreement" (as defined below), to Distribution, and Aerocell Structures, Inc. ("Aerocell") will transfer title to the inventory identified on Schedule 6.14(b) to the Inventory Purchase Agreement to Distribution, in each instance to enable Distribution to include the same as part of the Inventory described in clause (ii) below which is to be sold to KAV under the Inventory Purchase Agreement (such transfers of Inventory by Caribe and Aerocell to Distribution being collectively referred to as the "Caribe/Aerocell Inventory Transfers"); and Aviation Sales Leasing Company ("Leasing") will transfer title to the aircraft engines identified on Exhibit B to the "Citicorp Consent" (defined below) to Distribution to enable Distribution to include the same as part of the Inventory described in clause (ii) below which is to be sold to KAV under the Inventory Purchase Agreement (such transfer of engines by Leasing to Distribution being referred to as the "Leasing Engine Transfer"),

                  (ii) Distribution will sell to KAV pursuant to the terms of that certain Inventory Purchase Agreement dated as of September 20, 2000, as amended by letter agreements dated November 14, 2000 and November 17, 2000 (the "Inventory Purchase Agreement") Distribution's inventory, including, without limitation, the inventory of aircraft engines, aircraft parts and aircraft engine parts set forth on Schedule 2.1(a) to the Inventory Purchase Agreement wherever located and in existence on the "Closing Date" (as defined in the Inventory Purchase Agreement) and all data, records and other documentation in any media or medium relating to such inventory, as more particularly described in the Inventory Purchase Agreement for a purchase price equal to 89% of the


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         "Adjusted Book Value" of the "Purchased Inventory", as more particularly described below,

                  (iii) Aviation Sales will grant to KAV, pursuant to the terms of that certain License Agreement to be executed and delivered on the "Closing Date" (as defined in the Kellstrom Purchase Agreement) (the "License Agreement"), a limited right to use the mark "Aviation Sales" for a limited time and in a limited manner following such Closing Date,

                  (iv) Distribution will (a) sell to Kellstrom, pursuant to the terms of that certain Asset Purchase Agreement dated as of September 20, 2000, as amended by letter agreements dated November 14, 2000, November 17, 2000 and December 1, 2000 (the "Kellstrom Purchase Agreement") all of Distribution's business, operations, properties and assets of every kind and description, tangible or intangible (including, without limitation, the KAV Senior Subordinated Note A referenced in Section 5(c) below), wherever located on the "Closing Date" (as defined in the Kellstrom Purchase Agreement) other than (1) those assets described on Exhibit D to the Citicorp Consent, (2) the inventory being sold to KAV under the Inventory Purchase Agreement, and
         (3) the equipment described on Exhibit E to the Citicorp Consent, which equipment is the subject of the equipment lease described in clause (b) below (the assets described in (1), (2) and (3) being referred to as the "Kellstrom Sale Excluded Assets") for a purchase price equal to the book value of such assets on such Closing Date as more particularly described below, (b) lease to Kellstrom, pursuant to the terms of that certain Equipment Lease Agreement dated as of December 1, 2000 (the "Equipment Lease"), all of Distribution's equipment and (c) lease to Kellstrom, pursuant to the terms of that certain Lease dated as of December 1, 2000 (the "Kellstrom Real Property Lease"), certain parcels of real property located in Pearland, Brazoria County, Texas, including the land and all buildings, structures and other improvements situated thereon and property and interests in property attendant thereto, as more particularly described and defined as the "Realty" and "Included Personal Property" in Section 1 of the Kellstrom Real Property Lease (the Equipment Lease and Kellstrom Real Property Lease being collectively referred to as the "Kellstrom Fixed Assets Leases"), and

                  (v) Pursuant to the Kellstrom Sublease, Aviation Sales will sublease a portion of the Property located in Miramar, Florida (the "Miramar Property") to Kellstrom and, in connection therewith, inter alia, the letter of credit support for the transactions under the TROL Documents will be reduced to $9,000,000, and Aviation Sales will assign its rights under the Kellstrom Sublease to the Lessor and the Agent (for itself and on behalf of the Lenders and the Holders).

                  The sales of assets provided for under the Kellstrom Purchase Agreement and the Inventory Purchase Agreement are hereinafter collectively referred to as the "Distribution Asset Sales". The leases of assets provided for under the Kellstrom Fixed Asset Lease (including, without limitation, any purchase of the subject assets on the terms provided therein) are hereinafter referred to as the "Distribution Asset Lease". The sublease of a portion of the Miramar Property under the Kellstrom Sublease and the assignments of the Kellstrom Sublease under the Assignment of Sublease are hereinafter referred to as the "Miramar Transaction". The assets transferred as contemplated by the Caribe/Aerocell Inventory Transfers, the Leasing Engine Transfer, and under the terms of the Kellstrom


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         Purchase Agreement and the Inventory Purchase Agreement are hereinafter referred to collectively as the "Transferred Assets".

         (c) Purchase Price and Payment Terms.

         The Caribe/Aerocell Inventory Transfers and Leasing Engine Transfer will be reflected on the books and records of the respective parties to such transfers and consideration therefor will be entered at book value.

         The purchase price and payment terms thereof for each of the Distribution Asset Sales are as follows:

                  (i) The purchase price under the Kellstrom Purchase Agreement is cash and assumption of certain liabilities of Distribution and the cash portion thereof is to be estimated two days prior to the Closing Date (subject to adjustment thereafter as provided in Section 2.6 of the Kellstrom Purchase Agreement) and paid by wire transfer of immediately available funds on the Closing Date.

                  (ii) The purchase price under the Inventory Purchase Agreement is the amount equal to 89% of the "Adjusted Book Value" (as defined in the Inventory Purchase Agreement) of the "Purchased Inventory" (as defined in the Inventory Purchase Agreement) as of the Closing Date. Such purchase price is to be estimated two days prior to the Closing Date (subject to adjustment thereafter as provided in Section 2.5 of the Inventory Purchase Agreement) and paid as follows:

                  o the maximum amount which may be borrowed by KAV on the Closing Date under its "Senior Credit Facility" to purchase the Purchased Inventory (not to exceed 71% of the estimated purchase price and currently estimated to be approximately $103,600,000 (the "Cash Purchase Price") will be paid by wire transfer of immediately available funds on the Closing Date;

                  o two promissory notes (collectively, the "KAV Senior Subordinated Notes") each in an original principal amount equal to the lesser of (1) 28.5% of the difference between the Adjusted Book Value of the Purchased Inventory and the amount of the Cash Purchase Price (currently estimated to be approximately $13,700,000) and (2) $20,000,000 will be issued by KAV to Distribution, one of which (the "KAV Senior Subordinated Note A") will be included in the assets of Distribution sold to Kellstrom under the Kellstrom Purchase Agreement as noted above;

                  o a promissory note (the "KAV Subordinated Note") in an original principal amount (currently estimated to be $15,000,000) equal to the difference between (1) the "Estimated Purchase Price" (determined as and when referenced above) and (2) the sum of the Cash Purchase Price and the aggregate original principal amount of the KAV Senior Subordinated Notes will be issued by KAV to Distribution and be subject to possible increase in principal amount as and when provided in Section 2.5(e) of the Inventory Purchase Agreement;


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                  o        if required post-closing by the terms of the
                           Inventory Purchase Agreement, promissory notes (the "KAV Senior Subordinated Adjustment Notes") in an amount to be determined in accordance with Section 2.5(e) of the Inventory Purchase Agreement will be issued by KAV to Distribution and Kellstrom.

         The KAV Senior Subordinated Notes will be senior to the KAV Subordinated Note and junior to the Senior Credit Facility and the KAV Senior Subordinated Adjustment Notes. The KAV Subordinated Note will be junior to the KAV Senior Subordinated Notes, the Senior Credit Facility and the KAV Senior Subordinated Adjustment Notes. The KAV Senior Subordinated Adjustment Note will be senior to the KAV Senior Subordinated Notes and junior to the Senior Credit Facility.

                  The financial terms of the Kellstrom Fixed Assets Lease are as follows:

                  o The term of the Equipment Lease is 12 months from and after its effective date, with month-to-month extensions thereafter until the equipment subject to the Equipment Lease is returned to Distribution as and when provided in the Equipment Lease or purchased by Kellstrom as provided in the Equipment Lease.

                  o The monthly rental under the Equipment Lease is one percent (1%) per annum of the net book value of the subject equipment, which is $92,577.16.

                  o The Equipment Lease provides for (i) Distribution to be able to obligate Kellstrom to purchase the subject equipment for a purchase price equal to the net book value of the equipment on termination of the Equipment Lease or during a 30 day period thereafter and (ii) Kellstrom to be able to obligate Distribution to sell all or any part of the subject equipment for a purchase price equal to the net book value of the applicable equipment at any time during the 12 months from and after the Equipment Lease becomes effective.

                  o The term of the Kellstrom Real Property Lease is 12 months from and after its effective date, subject to extension for a period of up to six (6) months under certain circumstances.

                  o The monthly rental under the Kellstrom Real Property Lease is to be finally determined on the "Closing Date" and is estimated to be approximately $16,617.32 for the initial 12-month term.

                  o The Kellstrom Real Property Lease provides for (i) Distribution to be able to obligate Kellstrom to purchase the subject Leased Premises during a 30 day period after termination of the Kellstrom Real Property Lease for a purchase price equal to the net book value of such Leased Premises as of the commencement of the lease term and (ii) Kellstrom be able to obligate Distribution to sell the subject Leased Premises at any time during the lease term for a purchase price equal to the net book value of such Leased Premises as of the commencement of the lease term.

                  In connection with the Miramar Transaction:


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                  o        Kellstrom will sublease the subject portion of the
                           Miramar Property for a monthly "Minimum Rental" amount as described on Schedule B to the Kellstrom Sublease.

         6. Consent to Kellstrom Sublease. Subject to the conditions set forth in this Amendment Agreement, the parties hereto consent to the Lessee entering into the Kellstrom Sublease in the form attached hereto as Exhibit B, provided that

         (a) Lessee shall remain fully liable for all obligations (including without limitation all Rent and other obligations with respect to any Property (or portion thereof) subject to the Kellstrom Sublease and any other Properties) under the Lease, each Lease Supplement and the other Operative Agreements;

         (b) the Kellstrom Sublease shall not in any way discharge or diminish any of Lessee's obligations to Lessor under the Lease and Lessee shall remain directly and primarily liable under the Lease as to the Property (or portion thereof) so sublet;

         (c) each insurance policy carried by Lessee pursuant to Article XIV of the Lease shall be endorsed to name Kellstrom as an additional insured with respect to that portion of the Property sublet to Kellstrom;

         (d) the Owner Trustee and the Agent (for itself and on behalf of the Lenders and Holders) shall retain first, priority perfected Liens in any Equipment, Improvements and Property that may be subject to the Kellstrom Sublease; and

         (e) pursuant to the Assignment of Lease, the Lessee shall assign to the Lessor and the Agent, and the Lessor shall assign to the Agent, all of the Lessee's right, title and interest in, to and under the Kellstrom Sublease.

         7. Consent to Certain Proposed Transactions. Subject to the conditions set forth in this Amendment Agreement, the parties hereto further consent to:

         (a) the AVS/KAV Joint Venture Investment, the AVS/KAV Joint Venture Loans and the Investments resulting under promissory notes evidencing the purchase price with respect to the Distribution Asset Sales;

         (b) the Caribe/Aerocell Inventory Transfers, the Leasing Engine Transfer, the Distribution Asset Sales, the Distribution Asset Lease, the Miramar Transaction (including, without limitation, those terms of the Miramar Transaction referenced in Section 5(c) above), and the transaction described in the License Agreement on the terms and conditions set forth herein and in the Kellstrom Purchase Agreement, the Kellstrom Fixed Asset Lease, the Inventory Purchase Agreement, the License Agreement, the Kellstrom Sublease and the Assignment of Sublease, respectively;

         (c) application of the Net Cash Proceeds of Sale received by Distribution with respect to the Distribution Asset Sales as follows:


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                  (i)   that portion thereof which is equal to the amount of
                        "Availability" (as defined in the Existing Aviation Sales Credit Agreement) under the "Borrowing Base" (as defined in the Existing Aviation Sales Credit Agreement) attributable to the subject assets included in the Distribution Asset Sales to be applied to payment of the "Revolving Loans" (as defined in the Existing Aviation Sales Credit Agreement) as a mandatory prepayment thereof;

                  (ii) $4,900,000 thereof to payment of the Revolving Loans as a mandatory prepayment thereof and reduction thereby of the Overadvance Amount to $5,000,000; and

                  (iii) 100% of the amount of such Net Cash Proceeds of Sale remaining after the applications described in items
                        (i) and (ii) above to payment of the Revolving Loans as a mandatory prepayment thereof;

and concurrent permanent reduction of the Revolving Credit Commitments to $84,000,000,

         (d) a reduction in the amount of the "Interest Reserve" (as defined in the Existing Aviation Sales Credit Agreement) required to be reflected in determination of the Borrowing Base, from and after the date on which Net Cash Proceeds of Sale with respect to the Distribution Asset Sales are received by Distribution and applied as set forth in clause (c) hereinabove, from $2,000,000 to $500,000,

         (e) the issuance of the KAV Letter of Credit under the Existing Aviation Sales Credit Agreement and the amendment of the Letter of Credit to reduce the face amount thereof from $12,000,000 to $9,000,000 in connection with the Miramar Transaction;

         (f) dividends being paid in cash to Aviation Sales by the Citicorp Borrowers in such amounts as are required to effect the AVS/KAV Joint Venture Investment and the AVS/KAV Joint Venture Loans;

         (g) the transfer of Pratt & Whitney engine, model JT89-15, serial number 695432 by Distribution to Timco Engine Centers, Inc.; and

         (h) the amendment to Intercreditor Agreement described in Section 11 below.

         8. Consent to Amendment to Revolving Credit Agreement. Effective as of the date hereof, subject to the Agent's receipt of the consent referenced in
Section 11(a)(vi) below on or before the date hereof, the parties signatory hereto hereby consent to the amendment of the Existing Aviation Sales Credit Agreement on the terms and conditions attached hereto as Exhibit A ("The Citicorp Amendment").

         9. Agreement and Confirmation by Guarantors. Each of the undersigned Guarantors has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the amendments to the Lease Agreement, the Credit Agreement, the Participation Agreement, and other Operative Agreements contained herein and (ii) confirming its guarantee of payment of all Borrower's Liabilities (as defined in the Series A Guaranty Agreement) and all Lessee's Liabilities (as defined in the Lessee Guaranty Agreement).


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         10. Representations, Warranties and Covenants. The Lessee and the
Construction Agent hereby represent, warrant and covenant that:

                  (a) The representations and warranties made by the Lessee and the Construction Agent in Section 7 (other than in Section 7.3(f)(i)) of the Participation Agreement are true on and as of the date hereof; and the representations in warranties set forth in Section 7.3(f)(i) of the Participation Agreement are true on and as of the date set forth in such Section;

                  (b) (i) The audited consolidated financial statements of each of the Construction Agent and the Lessee as at December 31, 1999, copies of which have been furnished to the Agent and the Owner Trustee, were prepared in accordance with GAAP and fairly present the financial condition of each of the Construction Agent and the Lessee and their Subsidiaries on a consolidated basis as of such date and their consolidated results of operations for the fiscal year then ended and
         (ii) the unaudited consolidated financial statements as at September 30, 2000, copies of which have previously been furnished to the Agent and the Owner Trustee, were prepared in accordance with GAAP (subject to normal year-end adjustments) and fairly present the financial condition of the Construction Agent and the Lessee and their Subsidiaries on a consolidated basis as of such date and their consolidated results of operations for the fiscal quarter then ended. Neither Aviation Sales nor any Guarantor or any Subsidiary of Aviation Sales has, as of the date hereof, any Accommodation Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not disclosed in writing to the Agent, the Lenders and the Holders prior to the date hereof.

                  (c) This Amendment Agreement constitutes the legal, valid and binding obligation of Aviation Sales and the Guarantors and is enforceable against Aviation Sales in accordance with its terms. Each of the Participation Agreement and the Lease Agreement, as previously executed, delivered and amended and as amended by this Amendment Agreements, constitute legal, valid and binding obligations of Aviation Sales and are enforceable against Aviation Sales in accordance with their respective terms.

                  (d) The business and properties of the Lessee and the Construction Agent and the Guarantors and the Subsidiaries of Aviation Sales are not, and since the Initial Closing Date have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts;

                  (e) No event has occurred and no condition exists which, after giving effect to this Amendment Agreement, constitutes a Default or an Event of Default on the part of the Lessee or the Construction Agent or any Guarantor or any Subsidiary of Aviation Sales under the Participation Agreement or any other Operative Agreement, either immediately or with the lapse of time or the giving of notice, or both. Since September 30, 2000, there has occurred no event with respect to the Lessee, the Construction Agent or any Guarantor or any Subsidiary of Aviation Sales which has resulted, or is reasonably likely to result, in a Material Adverse Effect.

                  (f) Each of the statements set forth in Section 5 above (including without limitation, each statement set forth in the subsection 5(a) ("Joint Venture"), subsection 5(b) ("Asset Dispositions"), and subsection 5(c) ("Purchase Price and Payment Terms")) is true and correct in all respects, and does not fail to include any material fact necessary (in light of the circumstances surrounding this Amendment Agreement and the transactions described herein) in order to make any such statement contained in Section 5 not misleading.

         This Amendment Agreement shall be deemed to be an Operative Agreement and any violation of a covenant contained herein shall be a violation of an Operative Agreement.

         11. Conditions Precedent. The effectiveness of this Amendment Agreement shall be subject to fulfillment of the following conditions precedent:

             (a) The Agent shall have received on or before the date hereof, in form and substance satisfactory to the Agent, the following:

                 (i) a fully-executed original of this Amendment Agreement;

                 (ii) an opinion of outside counsel to the Lessee and the Guarantors, addressed to the Agent, the Owner Trustee and the Lenders and Holders, including without limitation (A) an opinion of such counsel with respect to non-contravention of the Citicorp Loan Documents and agreements under which the Senior Subordinated Notes have been issued, by this Amendment Agreement and the instruments and documents executed by the Lessee, Construction Agent and Guarantors in connection herewith, and (B) an opinion to the effect that the execution, delivery and performance of this Amendment Agreement, the Kellstrom Sublease, the Equipment Sublease, any leasehold mortgage granted by Kellstrom to any of its lenders or any other security in any of the assets of Kellstrom that may be granted by Kellstrom to any of its lenders, will not affect the priority of any Lien in favor of the Owner Trustee or the Agent (on behalf of itself, any Lender or any Holder) that exists under the Operative Agreements (which opinion may be included in the opinion referred to in clause (ii) above);

                 (iii) a certificate of the Secretary or an Assistant Secretary of each of the Lessee and each Guarantor in such form as is reasonably acceptable to the Agent attaching and certifying as to (A) the resolutions of the Board of Directors of Lessee or such Guarantor (as the case may be) duly authorizing the execution, delivery and performance by Lessee or such Guarantor (as the case may be) of this Amendment Agreement and each of the other Operative Agreements delivered in connection with this Amendment Agreement to which such Lessee or Guarantor is or will be a party, (B) the fact that neither its certificate of incorporation nor its bylaws have been changed from the versions that were certified and delivered to the Agent on the Initial Closing Date (or if they have been changed, such certificate of incorporation or by-laws certified as of a recent date by the Secretary of State of the State of its incorporation), and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf this Amendment Agreement and each of the other Operative Agreements delivered in connection with this Amendment Agreement to which such Lessee or Guarantor is a party;

                  (iv) a fee (the "Amendment Fee") in the amount of $150,000, in immediately available funds, paid by the Lessee (as described in Exhibit C) to the Agent; plus evidence of the payment of all other fees and amounts set forth in Exhibit C attached hereto;

                  (v) an executed amendment to the Existing Aviation Sales Credit Agreement (as in effect prior to the effective date of this Amendment Agreement) in the form attached hereto as Exhibit A or otherwise in form and substance satisfactory to the Agent, Lenders and Holders;

                  (vi) a written consent of the obligee parties to the Existing Aviation Sales Credit Agreement to the terms of this Amendment Agreement in form and substance satisfactory to the Agent (which consent may be included in the amendment agreement referred to in clause (v) above) (the "Citicorp Consent");

                  (vii) a down-dating endorsement of the title policy issued to the Agent, with respect to the Property located in Miramar, Florida, such endorsement showing no additional exceptions to coverage, except as approved by the Agent (in its sole discretion);

                  (viii) the original of the amendment to the Letter of Credit;

                  (ix) fully-executed originals (and a copy of the recorded version) of the Assignment of Sublease by the Lessee and by the Owner Trustee, and a fully executed and recorded modification of Mortgage and amendment to Memorandum of Lease with respect to the Miramar Property;

                  (x) the fully-executed chattel paper original of the Kellstrom Sublease, certified as true, correct and complete by the Secretary or Assistant Secretary of the Lessee;

                  (xi) a copy of the Equipment Sublease, certified as true, correct and complete by the Secretary or Assistant Secretary of the Lessee;

                  (xii) such fully-executed UCC financing statements, naming the Lessee as debtor, the Owner Trustee as secured party, and the Agent as assignee, as the Agent may deem necessary or appropriate to perfect the security interests granted to the Owner Trustee and assigned to the Agent pursuant to the Assignment of Sublease;

                  (xiii) such fully-executed UCC financing statements, naming the Lessee as debtor and the Agent as secured party, as the Agent may deem necessary or appropriate to perfect the security interests granted by the Lessee directly the Agent pursuant to the Assignment of Sublease;

                  (xiv) such fully-executed UCC financing statements, naming the Owner Trustee as debtor and the Agent as secured party, as the Agent may deem necessary or appropriate to perfect the security interests granted by the Owner Trustee the Agent pursuant to the Assignment of Sublease;

                  (xv) a copy of the fully-executed and recorded memorandum of the Kellstrom Sublease;

                  (xvi) a copy of a fully executed Subordination and Non-Disturbance Agreement among Bank of America, as agent under the Kellstrom Loan Documents, the Owner Trustee and Kellstrom;

                  (xvii) a fully-executed amendment to the Intercreditor Agreement dated as of December 17, 1998, among Citicorp, the Agent and the Owner Trustee, and joined by the Lessee and its Subsidiaries;

                  (xviii) copies of the articles of incorporation and bylaws of Kellstrom, certified by its Secretary or Assistant Secretary;

                  (xix) copies of the organizational documents (including without limitation, any articles of organization and operating agreement) of KAV, certified by an officer or other Person duly authorized to do so;

                  (xx) copies of a fully-executed Landlord's Waiver by the Owner Trustee relating to the inventory of KAV;

                  (xxi) copies of the fully executed Kellstrom Loan Documents;

                  (xxii) copies of the fully-executed KAV Loan Documents;

                  (xxiii) copies of the fully-executed agreements and documents described on Exhibit I to the Citicorp Consent;

                  (xxiv) any additional agreements, instruments or documents which it may reasonably request in connection herewith;

                  (b) The correctness in all material respects on the date hereof of the representations and warranties of the Owner Trustee, Construction Agent and the Lessee contained herein and in each of the Operative Agreements;

                  (c) No Default or Event of Default shall have occurred and be continuing on the date hereof; and (after giving effect to this Amendment Agreement and any amendment to the Citicorp Loan Documents) as of the date hereof no "Event of Default" shall have occurred and be continuing under the terms of Citicorp Loan Documents, the Norlease Agreement or the Indenture under which the Senior Subordinated Notes have been issued, as amended or supplemented through the date of this Amendment Agreement and no "Change of Control" (as defined in such Indenture) shall have occurred;

                  (d) No material adverse change shall have occurred (as certified to the Agent, the Lenders and the Holders by the respective chief financial officers) in the business, assets, management, operations, financial condition or prospects of Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales since September 30, 2000;

                  (e) Since March 31, 2000, no permit, agreement, lease, or license which, in the judgment of the Agent, is material to the business, operations or employee relations of Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales, including without limitation, any agreement relating to the Existing Aviation Sales Credit Agreement or the Senior Subordinated Notes (as defined in the Existing Aviation Sales Credit Agreement), shall have been terminated, modified, revoked, breached, or declared to be in default, or if breached or declared to be in default during such period, such breach or default shall have been cured or waived on terms satisfactory to the Agent and Lenders;

                  (f) None of the members of Aviation Sales' Board of Directors as of March 31, 2000 shall have ceased acting as members of such Board of Directors;

                  (g) Neither the Transferred Assets nor any assets subject to the License Agreement, the Kellstrom Purchase Agreement, the Equipment Lease, the Kellstrom Real Property Lease or the Inventory Purchase Agreement shall include any Equipment, any Inventory, any other Property or any proceeds of any Equipment, Inventory or other Property;

                  (h) With respect to the consent set forth in Section 7(f) above, the aggregate amount of such cash dividends shall not exceed $500,000;

                  (i) The above-described transfers of the Transferred Assets shall have been consummated on or before December 1, 2000; and

                  (j) All conditions to the effectiveness of the Citicorp Consent shall have been satisfied or waived by the required parties thereto.

         12.      Release.

                  (a) Aviation Sales and its Subsidiaries acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of their or the Owner Trustee's respective liability to pay or perform any obligations pursuant to any of the Operative Agreements or any other documents which evidence or secure any obligations owed under any Operative Agreement. In consideration for the execution of this Amendment Agreement, each of Aviation Sales and each of its Subsidiaries hereby releases and forever discharges, Bank of America, the Agent, the Lenders, the Holders and the Owner Trustee and all of their respective officers, directors, employees, Affiliates and agents (collectively, the "Released Parties") from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether heretofore or now existing, liquidated or unliquidated, matured or unmatured, fixed or contingent (collectively, the "Release Claims"), which might be asserted against any of the Released Parties. This Release applies to all matters arising out of or relating to the Operative Agreements, any Property, any obligations due under any of the Operative Agreements and this Amendment Agreement, commitment letters with respect to other loan facilities, and the lending and borrowing relationships, and (to the extent any Release Claims relating to such deposit relationships are now known to Aviation Sales or any of its Subsidiaries) the deposit relationships, between Aviation Sales or its Subsidiaries, and Bank of America, the Agent, the Lenders, the Holders and the Owner Trustee, including the administration, collateralization and funding thereof. Each of Aviation Sales and each of its Subsidiaries further agrees not to bring any action in any judicial, administrative or other proceeding against the Released Parties, or any of them, alleging any such Release Claim or otherwise arising in connection with any such Release Claim.

                  (b) It is the intent of the parties that except as otherwise set forth herein, the foregoing release shall be effective as a full and final accord and satisfaction of all claims hereby released and each of Aviation Sales and each of its Subsidiaries hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed. In this connection, each of Aviation Sales and each of its Subsidiaries hereby agrees, represents and warrants that it realizes and acknowledges that factual matters now existing and unknown to it may have given or may hereafter give rise to Release Claims, which are presently unknown, unsuspected, unliquidated, unmatured and/or contingent, and it further agrees, represents and warrants that this release has been negotiated and agreed upon in view of that realization. Nevertheless, Aviation Sales and its Subsidiaries hereby intend to release, discharge and acquit the Released Parties of and from any such unknown, unsuspected, unliquidated, unmatured and/or contingent Release Claims, which are in any way set forth in or related to the matters identified above in this
         Section 12. Aviation Sales and its Subsidiaries hereby explicitly waive the benefits of any common law or statutory rule with respect to the release of such Release Claims.

                  (c) The acceptance and delivery of this Amendment Agreement by the Agent on behalf of the Released Parties shall not be deemed or construed as an admission of liability with respect to the Release Claims or otherwise by the Released Parties, or any of them, and the Released Parties hereby expressly deny liability of any nature whatsoever arising from or related to the subject of the release contained in this Section 12.

                  (d) Each of Aviation Sales and each of its Subsidiaries hereby agrees, represents and warrants that: (i) such party has not voluntarily, by operation of law or otherwise, assigned, conveyed, transferred or encumbered, either directly or indirectly, in whole or in part, any right to or interest in any of the Release Claims purported to be released by this Section 12; (ii) such party has had advice of counsel of its own choosing in negotiations for and the preparation of this Amendment Agreement; and (iii) such party is fully aware of the effect of releases such as that contained in this Section 12.

         13. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         14. Full Force and Effect of Operative Agreements. Except as hereby specifically amended, modified or supplemented, the Participation Agreement, the Lease, the Credit Agreement, the Trust Agreement, the Guaranty Agreements and all of the other Operative Agreements are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

         15. Counterparts. This Amendment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                            AVIATION SALES COMPANY,
                                            as Construction Agent

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            AVIATION SALES COMPANY,
                                            as Lessee

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            FIRST SECURITY BANK, NATIONAL
                                              ASSOCIATION
                                            not individually, except as
                                            expressly stated under the Operative
                                            Agreements, but solely as Owner
                                            Trustee under the Aviation Sales
                                            Trust 1998-1

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            BANK OF AMERICA, N.A., as a Holder
                                            and as a Lender

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            BANK OF AMERICA, N.A., as
                                            Administrative Agent

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                             SIGNATURE PAGE 1 OF 3

                              JOINDER BY GUARANTORS

The undersigned Guarantors hereby join in and consent to this Amendment
Agreement.

                                    AVIATION SALES COMPANY
                                    AVIATION SALES MANUFACTURING
                                      COMPANY
                                    AVIATION SALES PROPERTY
                                      MANAGEMENT CORP.
                                    AVIATION SALES FINANCE COMPANY
                                    TIMCO ENGINE CENTER, INC.
                                    AVS/KRATZ-WILDE MACHINE COMPANY
                                    APEX MANUFACTURING, INC.
                                    AEROCELL STRUCTURES, INC.
                                    AVIATION SALES DISTRIBUTION
                                      SERVICES COMPANY
                                    AVIATION SALES BEARINGS COMPANY
                                    AVIATION SALES LEASING COMPANY
                                    WHITEHALL CORPORATION
                                    TRIAD INTERNATIONAL MAINTENANCE
                                      CORPORATION (successor in interest to Aero
                                      Corporation and Aero Corp Macon, Inc.)
                                    AVIATION SALES MAINTENANCE, REPAIR &
                                      OVERHAUL COMPANY
                                    CARIBE AVIATION, INC.
                                    AIRCRAFT INTERIOR DESIGN, INC.
                                    AERO HUSHKIT CORPORATION
                                    HYDROSCIENCE, INC.
                                    TIMCO ENGINEERED SYSTEMS, INC.


                                    By:
                                       ---------------------------------
                                    Name:
                                         -------------------------------
                                    Title:
                                          ----------------- of each of
                                          the foregoing Guarantors

                                    AVSRE, L.P.
                                    By:  Aviation Sales Property Management
                                         Corp., its general partner

                                    By:
                                       ---------------------------------
                                    Name:
                                         -------------------------------
                                    Title:
                                          ------------------------------


                             SIGNATURE PAGE 2 OF 3

                                    AVIATION SALES SPS I, INC.



                                    By:
                                       ---------------------------------
                                    Name:
                                         -------------------------------
                                    Title:
                                          ------------------------------


                             SIGNATURE PAGE 3 OF 3